Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ingredion Incorporated:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-43525, 333-71573, 333-75844, 333-33100, 333-105660, 333-113746, 333-129498, 333-143516, 333-160612 and 333-171310) and Form S-3 (No. 333-141870) of Ingredion Incorporated (formerly known as Corn Products International, Inc.) of our report dated February 27, 2013, with respect to the consolidated balance sheets of Ingredion Incorporated and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, equity and redeemable equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in this December 31, 2012 annual report on Form 10-K of Ingredion Incorporated.

/s/ KPMG LLP

Chicago, Illinois
February 27, 2013